U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

Commission file number: 333-216783

CRANK MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	33-1227600
State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization	Identification No.)

Stephen Brown

1720-650 West Georgia Street

Vancouver, British Columbia, Canada V6B 4N8

(Address of principal executive offices)

(604) 558-2515

(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act: None.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value per share (Title of Class)

Team 360 Sports Inc.

163 Killian Rd.

Maple, Ontario, Canada LGA 1A8

(Former name or former address, if changed since last report.)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 21, 2020, the Board of Director appointed Stephen Brown and Douglas Magallon to the Board of Directors. The Board now consists of Sandor Miklos, Stephen Brown and Douglas Magallon.

In addition, on December 21, 2020, the Company’s Board of Directors accepted the resignations from Sandor Miklos as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary. Effective on the same date, to fill the vacancies created by Mr. Miklos’ resignations, the Company’s Board of Directors appointed Stephen Brown, President, Chief Executive Officer, Chief Financial Officer and Secretary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 22, 2020, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada to change the name of the Company from Team 360 Sports Inc. to Crank Media Inc. with an effective date of December 22, 2020.

The Company is in the process of submitting initial documents to the Financial Industry Regulatory Authority ("FINRA") regarding this name change for review. The Company will announce the completion of FINRA's review and the effectiveness of the name and trading symbol change by filing a subsequent Form 8-K.

The foregoing description of the Certificate of Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
3.1	Certificate of Amendment	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Crank Media Inc.

By: /s/ Stephen Brown

Name: Stephen Brown

Title: Chief Executive Officer and President

Dated: December 29, 2020

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